Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form F-1-A2 of our report dated September 30, 2022 (except for the effects on the financial statements of the restatement described in Note 28, as to which the date is November 1, 2022), relating to the consolidated financial statements of ARB IOT Group Limited as of June 30, 2022 and 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

December 5, 2022